================================================================================

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PRATT HOTEL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            PRATT HOTEL CORPORATION
                        TWO GALLERIA TOWER, SUITE 2200
                            13455 NOEL ROAD, LB 48
                              DALLAS, TEXAS 75240


                      NOTICE OF SOLICITATION OF CONSENTS


To the Stockholders of Pratt Hotel Corporation:

          This Notice of Solicitation of Consents and accompanying Consent Statement (the "Consent Statement") are furnished to you by Pratt Hotel Corporation (the "Company") in connection with its solicitation of written consents ("Consents") from the holders of its common stock, par value $0.10 per share (the "Common Stock"), to take action without a stockholders' meeting.

          Specifically, the Company is asking holders of its Common Stock to consent to amend the Company's Certificate of Incorporation to change the Company's name to Greate Bay Casino Corporation.

          The Board of Directors urges you to indicate your written consent to the proposed corporate action by marking, signing and dating the enclosed consent card, and promptly mailing it so that it would be received by the Company on or before December 31, 1996 in the enclosed envelope. The proposed corporate action may be taken only if the holders of a majority of the outstanding shares of Common Stock at the close of business on December 3, 1996, which is the record date for this solicitation (the "Record Date"), submit to the Company a written consent to such action. The Consent Statement and the related consent card are first being furnished to all holders of record of Common Stock as of the Record Date, on or about December 15, 1996.

          If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares. The Company urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Company, so that the Company will be aware of all instructions given and can attempt to ensure that such instructions are followed.

          The Board of Directors unanimously recommends that you vote FOR the proposed amendment to the Certificate of Incorporation

                                 By Order of the Board of Directors


                                 William D. Pratt, Secretary

December 15, 1996

                            PRATT HOTEL CORPORATION
                        TWO GALLERIA TOWER, SUITE 2200
                            13455 NOEL ROAD, LB 48
                              DALLAS, TEXAS 75240


                  PRELIMINARY CONSENT SOLICITATION STATEMENT



                    AMENDMENT TO PRATT HOTEL CORPORATION'S
                    CERTIFICATE OF INCORPORATION TO CHANGE
                   ITS NAME TO GREATE BAY CASINO CORPORATION

Approximate date of Mailing of this Consent Statement: December 15, 1996.

                                 INTRODUCTION

          This Consent Statement is being furnished by the Board of Directors of Pratt Hotel Corporation, a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority of the Company's outstanding Common Stock, par value $0.10 per share (the "Common Stock").

          The Company's Board of Directors has approved and recommended that the Company's Certificate of Incorporation be amended to change the name of the Company from Pratt Hotel Corporation to Greate Bay Casino Corporation. The proposed Amendment will become effective upon (i) the approval of the Amendment by the written consent of the holders of not less than a majority of the Company's outstanding Common Stock and (ii) the filing of the Amendment with the Secretary of State of the State of Delaware. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT.

                 REASONS FOR NAME CHANGE/EFFECT OF NAME CHANGE

          The Company has determined to change its name because the Company no longer owns any hotels, and, therefore, believes that its name should not refer to the hotel business. The Company selected "Greate Bay Casino Corporation" as its new name because this name identifies the Company with the business conducted by its most significant asset, the Sands Casino in Atlantic City, New Jersey. The Company's new name also refers to a bay that is located near Atlantic City. The change of name will not affect in any way the validity or transferability of stock certificates currently outstanding, the capital structure of the Company or the listing of the Common Stock on the American Stock Exchange (the "AMEX"). After the change of name, the Common Stock will be traded on the AMEX under the symbol "_____." If the Amendment is approved, stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of their old certificates to the Company's transfer agent.

              GENERAL INFORMATION ABOUT SOLICITATION OF CONSENTS

CONSENT PROCEDURE; EFFECTIVENESS; RECORD DATE

          Section 228 of the Delaware General Corporation Law ("DGCL") states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered offices in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation does not prohibit the use of such consents.

          A Record Date of December 3, 1996 was set by the Board of Directors acting pursuant to DGCL Section 213(b). Only the holders of record of Common Stock on the Record Date may execute Consents to the Amendment.

          The Amendment proposed herein will be adopted when properly completed, unrevoked Consents approving the Amendment are signed by the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding and those Consents are presented to the Company. Although Section 228(c) of the DGCL allows the Company to accept Consents for 60 days after the earliest dated Consent is delivered to the Company, in order to allow the Company to effect the proposed name change as soon as possible, you are requested to return your consent by December 31, 1996.

          If the Amendment has received the necessary approval required by the DGCL for its adoption by December 31, 1996, it will file the Amendment with the Delaware Secretary of State on that date. If the Amendment is adopted by less than unanimous consent of the Company's stockholders, the Company, pursuant to DGCL Section 228(d), will give prompt notice of the adoption of the Amendment to those stockholders who have not returned executed Consents to the Amendment to the Company by the close of business on December 31, 1996.

VOTING RIGHTS

          The unrevoked signed Consents representing the holders of record on the Record Date of at least a majority of the outstanding shares of Common Stock are necessary to effect the Amendment. On the Record Date, the Company had outstanding and entitled to vote ____________ shares of Common Stock, each entitled to one vote upon matters to be acted upon by stockholder vote.

APPROVAL ANTICIPATED

          The Company anticipates that Hollywood Casino Corporation, a Delaware corporation ("Hollywood"), the holder of approximately 80.1% of the Company's outstanding Common

Stock, will give its approval of the Amendment by written consent before December 31, 1996. If and when Hollywood delivers its Consent to the Company, the Amendment will have received the necessary approval required by the DGCL for its adoption.

SOLICITATIONS OF CONSENTS

          Solicitations of Consents will be made by the Company. The Company will bear all expenses of this solicitation. Consents will be solicited by mail, telephone or telecopier and in person. No employee of the Company will receive any additional compensation for such solicitation.

          Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners of Common Stock.

REVOCATION OF CONSENTS

          An executed Consent may be revoked at any time before the expiration of the Consent or the filing of the approved Amendment with the Delaware Secretary of State by signing, dating, and delivering a written revocation to the Company. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The delivery of a subsequently dated Consent which is properly completed will constitute a revocation of any earlier Consent. The revocation may be delivered to the Company at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

          The following table sets forth as of October 31, 1996 (unless otherwise noted) certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company during 1995 and (iv) all directors and executive officers of the Company as a group. The Company is unaware of any arrangements which may result in a change of control of the Company.

                                                                  BENEFICIAL OWNERSHIP OF
                                                                  -----------------------
                                                                        COMMON STOCK
                                                         ------------------------------------------
                                                            NUMBER OF           PERCENTAGE OF
                    NAME                                   SHARES/(1)/     OUTSTANDING SHARES/(2)/
                    ----                                   -----------     -----------------------
Hollywood Casino Corporation /(3)/                        4,156,013                      80.1%
Jack E. Pratt                                             4,156,013/(4)/                 80.1%
Edward T. Pratt, Jr.                                      4,156,013/(5)/                 80.1%
William D. Pratt                                          4,156,013/(6)/                 80.1%
Edward T. Pratt III                                       4,156,013/(7)/                 80.1%
William D. Weidner /(8)/                                     46,239/(9)/                   *
Bradley H. Stone /(8)/                                        7,500/(10)/                  *
Edward D. Muir                                                8,000/(11)/                  *
Bernard A. Capaldi                                                0                        0
Lawrence C. Cole                                                  0/(12)/                  0
Leonard M. DeAngelo                                               0/(13)/                  0
Arthur Lewis                                                      0                        0
All directors and officers as a group (9 individuals)     4,164,013/(14)/                80.3%

__________________________
*    Less than 1%

(1) Except as otherwise described, each individual has the sole power to vote and dispose of the Common Stock beneficially owned by him.
(2) Percentage of outstanding shares that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable warrants and options held.
(3) The address for Hollywood Casino Corporation is Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas, 75240.
(4) By virtue of the following, Jack E. Pratt may be deemed to share beneficial ownership of all of the Common Stock held by Hollywood: (a) C. A. Pratt Partners, Ltd., a Texas limited partnership of which Mr. Pratt is the General Partner, owns 1,282,123 shares (5.2%) of the outstanding stock of Hollywood; such shares are subject to a voting agreement giving Mr. Pratt sole voting power on all matters to come before the stockholders of the Company, (b) J. E. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 1,799,387 shares (7.3%) of the outstanding stock of Hollywood, (c) the W.D. Pratt Family Trust, for which Mr. Pratt is the managing trustee, owns 1,003,867 shares (4.1%) of the outstanding stock of Hollywood, (d) direct ownership of 35,000 shares (less than 1%) of the outstanding stock of Hollywood and (e) Mr. Pratt is a director of Hollywood.
(5) By virtue of the following, Edward T. Pratt, Jr. may be deemed to share beneficial ownership of all of the Common Stock held by Hollywood: (a) E.T. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 926,748 shares (3.7%) of the outstanding stock of Hollywood, (b) direct ownership of 30,000 shares (less than 1%) of the outstanding stock of Hollywood and (c) Mr. Pratt is a director of Hollywood.
(6) By virtue of the following, William D. Pratt may be deemed to share beneficial ownership of all the Common Stock held by Hollywood: (a) W.D. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 290,830 shares (1.2%) of the outstanding stock of Hollywood, (b) the J.E. Pratt Family Trust, for which Mr. Pratt is the managing trustee, owns 4,588,867 shares (18.6%) of the outstanding stock of Hollywood, (c) the W.D.P. Jr. Family Trust, for which Mr. Pratt is the managing trustee, owns 9,750 shares (less than 1%) of the outstanding stock of Hollywood and (d) Mr. Pratt is a director of Hollywood.
(7) By virtue of the following, Edward T. Pratt III may be deemed to share beneficial ownership of all the Common Stock held by Hollywood: (a) E. Pratt Family Trust, of which Mr. Pratt is the Managing Trustee, owns 2,076,013 shares (8.4%) of the outstanding stock of Hollywood; (b) direct ownership of 326,600 shares (1.3%) of the outstanding stock of Hollywood; and (c) Mr. Pratt is a director of Hollywood. Mr. Pratt also holds options to purchase 130,008 shares of common stock of Hollywood exercisable within 60 days, which represents less than one percent of the outstanding stock of Hollywood.
(8) Former officer or director of the Company. Resigned effective November 1995. Ownership information with respect to Common Stock is as of March 26, 1996.
(9) As of June 21, 1996, Mr. Weidner also owns 286,981 shares (1.2%) of the outstanding stock of Hollywood.
(10) As of June 21, 1996, Mr. Stone also owns 181,990 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(11) Consists of 8,000 shares held of record by the Betty Fay Muir Survivors Trust of which Mr. Edward D. Muir is the Trustee.
(12) Mr. Cole owns 65,004 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(13) Mr. DeAngelo owns 60,004 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(14) Current officers and directors of the Company as a group also beneficially own 12,454,637 shares (50.4%) of the outstanding stock of Hollywood and hold options to purchase 130,008 shares of stock of Hollywood exercisable within 60 days. Such shares subject to options represent less than one percent of the outstanding stock of Hollywood.


                              VOTING INSTRUCTIONS

  If you wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, please mark the appropriate "CONSENT" box on the accompanying consent card and sign, date and mail it promptly to the Company in the enclosed envelope.

  If you do not wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, you may mark the appropriate "Consent Withheld" or "Abstains" box on the accompanying consent card, and sign, date and mail the card in the enclosed envelope. In addition, by not returning a consent card, a holder of Common Stock will be deemed not to have consented to the Amendment.

  When a stockholder whose Consent is solicited specifies a choice with respect to the Amendment, the Consent shall be given in accordance with the specifications so made. If the stockholder has failed to check a box marked "CONSENT WITHHELD" or "ABSTAINS" for the proposed Amendment, such stockholder shall be deemed to have CONSENTED to the Amendment.

  Under Delaware law, broker non-votes, directions to withhold authority to consent and abstentions are counted for purposes of establishing a quorum although they are not counted for the purpose of determining whether a proposal has been approved. Since the holders of a majority of the outstanding shares of Common Stock must consent to the proposed Amendment in order for such proposal to be adopted (and there is no quorum requirement applicable to consent solicitations), a broker non-vote, direction to withhold authority to vote or an abstention has the same effect as a "no" vote with respect to the proposed Amendment.

  If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

                      NO DISSENTERS' RIGHTS OF APPRAISAL

     There is no provision in the DGCL allowing for dissenters' rights of appraisal in connection with the Amendment.

                               EXECUTIVE OFFICES

  The Company's principal executive offices are located at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Secretary of the Company by December __, 1996, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 1997 annual meeting.


                                 By Order of the Board of Directors


                                 William D. Pratt, Secretary

                                    CONSENT

                            PRATT HOTEL CORPORATION
                        TWO GALLERIA TOWER, SUITE 2200
                            13455 NOEL ROAD, LB 48
                              DALLAS, TEXAS 75240

        THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby (i) acknowledges receipt of the notice dated December 15, 1996 of the solicitation of consents from the stockholders of Pratt Hotel Corporation, a Delaware corporation (the "Company") and the consent solicitation statement related thereto and (ii) votes all shares of the Company's common stock, $0.10 par value (the "Common Stock"), held of record by the undersigned on December 3, 1996, as designated below.

THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 1. PLEASE REVIEW CAREFULLY THE CONSENT SOLICITATION STATEMENT DELIVERED WITH THIS CONSENT.

1. Proposal to approve the amendment of the Company's Certificate of Incorporation to change the Company's name from Pratt Hotel Corporation to Greate Bay Casino Corporation.

    [ ]   Consent            [ ]   Consent Withheld           [ ]   Abstains

The undersigned hereby revokes any Consents heretofore given by the undersigned in connection with the above Proposal 1. with respect to the shares of Common Stock standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act with respect to the above Proposal 1.


                                                ---------------------------
                                                Signature


Dated:____________ ___, 1996                    ---------------------------
                                                Signature, if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                PLEASE SIGN THIS CONSENT AND RETURN IT PROMPTLY
              IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY
                 THE COMPANY ON OR PRIOR TO DECEMBER 31, 1996.